Exhibit 10.40

FIRST AMENDMENT TO TECHNOLOGY TRANSFER AGREEMENT

This First Amendment to Technology Transfer Agreement (this “Amendment”) is entered into as of January 28, 2009 by and among Micrus Endovascular Corporation, a Delaware corporation (“Buyer”) and Vascular FX, LLC, a Delaware limited liability company (“Seller”).

WHEREAS, on July 28, 2005, Buyer and Seller entered into a Technology Transfer Agreement pursuant to which Buyer purchased from Seller all of the right, title, and interest in and to certain intellectual property assets (the “Technology Transfer Agreement”); and

WHEREAS, Buyer and Seller wish to amend the Technology Transfer Agreement to modify the earn-out provisions and eliminate the claw-back provisions thereof;

NOW THEREFORE, in consideration of these premises and the representations, warranties and agreements set forth in this Amendment, Buyer, and Seller agree as follows:

AMENDMENT

1. Buyer and Seller agree that the Technology Transfer Agreement shall be amended as follows:

(a)           Clause (c) of Section 2.4 is deleted and replaced with the following:

“Earn-out.  Buyer will pay an earn-out based on the aggregate Net Selling Price of Deflectable Catheter Products whether such sale is made by Buyer or its affiliates or by any third party directly or indirectly authorized by Buyer to sell Deflectable Catheter Products, which Net Selling Price will be calculated based on sales of Deflectable Catheter Products to non-affiliated third parties.  Buyer will pay (the “Earn-Out Payment”) Seller or its assigns an amount equal to 25% of the Net Selling Price of Deflectable Catheter Product(s) sold by Buyer during the Earn-Out Period subject to the Mandatory Minimum provisions below. The Earn-out Period for Deflectable Catheter Products is six (6) years beginning at the Start Date.  The Start Date is November 1, 2007, and the Finish Date shall be October 31, 20013.

Notwithstanding the foregoing, the parties agree that the aggregate Earn-Out payment payable by Buyer to Seller with respect to all Deflectable Catheter Products shall be not less than $250,000 per year (the “Mandatory Minimum”).  No payments shall be made with respect to sales of Deflectable Catheter Products that occur after the Finish Date.

Buyer shall calculate and pay the Earn-Out Payment on a quarterly basis, with each payment made within sixty (60) days following the close of the applicable quarter.  Payment shall be made by wire transfer of US dollar denominated funds to a bank account designated by Seller or its designees or, if Seller or its designees fails to give Buyer written wire instructions, by delivery of a check payable in immediately available funds to the order of Seller or its designees.

In connection with the foregoing, Buyer agrees to maintain adequate documentation and accounting records for demonstration of compliance with Earn-Out Payments and to make such records available to Seller on Seller’s reasonable request.  Buyer shall, upon written request of Seller, make such records available for audit to an independent certified public accounting firm chosen and compensated by Seller (provided that if such audit finds that there has been an under-calculation of the Earn-Out Payment in excess of 5% (but in any event greater than $5,000), then such fees shall instead be paid by Buyer).  Seller may request such audit no more frequently than once per calendar year; provided however, that if any substantial accounting irregularities or discrepancies are found, then Seller may request additional audits relating to the year during which the irregularities or discrepancies occurred.”

(b)           Section 6 (License Back to Seller) is deleted and shall be of no effect.

2.      Expenses; Notices.  Each party shall bear its own expenses incurred in connection with the preparation and execution of this Amendment.  Each party acknowledges for purposes of 8.3 of the Technology Agreement that the parties’ respective addresses are currently those set forth on the signature page to this Amendment.

3.      No Other Modifications.  Except as expressly set forth in this Amendment, the Technology Transfer Agreement has not been modified or amended.

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The parties have signed below to indicate their acceptance of the terms of this First Amendment to Technology Transfer Agreement.

BUYER                                                                           SELLER

Micrus Endovascular Corporation                                                                                     Vascular FX, LLC

By:  _____________________________                                                   By:  ____________________________
Robert Stern, Executive Vice President                                                                           Mark Fontenot, Managing Member

821 Fox Lane                                                                                        2275 E. Bayshore Rd
San Jose, CA 95131                                                                                    Suite 105
       Palo Alto, CA  94303

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